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Exhibit 10.1

THIRD AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT AND CONSENT TO INTERCREDITOR AGREEMENT

        THIRD AMENDMENT AND CONSENT, dated as of January 20, 2004 (this "Consent"), to the Second Amended and Restated Credit Agreement, dated as of September 30, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among General Electric Capital Corporation, as Agent and Lender ("Agent"), Inverness Medical Innovations, Inc. ("Innovations"), Wampole Laboratories, LLC, Inverness Medical (UK) Holdings Limited, as borrowers ("Borrowers"), the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent and co-syndication agent, UBS Securities LLC, as co-syndication agent, and the lenders signatory thereto from time to time (collectively, the "Lenders") and Consent to the Intercreditor Agreement (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), dated as of November 14, 2002, among General Electric Capital Corporation, as agent for the lenders from time to time party to the Senior Credit Agreement (as defined in the Intercreditor Agreement) (in such capacity, "Senior Agent"), the holders of Subordinated Obligations (as defined in the Intercreditor Agreement) and the credit parties signatory thereto.

W I T N E S S E T H

        WHEREAS, Borrowers have notified Agent that Innovations intends to consummate the Subordinated Bond Issuance and issue senior subordinated notes in an aggregate principal amount not to exceed $165,000,000 and to use a portion of the proceeds thereof to, inter alia, repay in full the 9% Subordinated Notes due on or before September 20, 2008, in the original aggregate principal amount of $9,000,000 (the "9% Subordinated Notes") issued by Innovations to Perry Partners L.P., Perry Partners International, Inc. and The Ron Zwanziger 2001 Charitable Remainder Trust, including all accrued and unpaid interest thereon and any prepayment premium with respect thereto (the "9% Subordinated Notes Repayment" and, together with the Subordinated Bond Issuance, the "Subordinated Bond Transaction");

        WHEREAS, Borrowers have notified Agent that the terms of the Subordinated Bond Issuance shall be on substantially the terms set forth in the Description of the Notes attached hereto as Exhibit A (the "Description of the Notes");

        WHEREAS, Borrowers have requested that, (i) Agent and each Lender consent to the Subordinated Bond Issuance, (ii) notwithstanding the restrictions in Sections 6.3(b) and 6.14 of the Credit Agreement, which would otherwise prohibit the 9% Subordinated Notes Repayment absent the consent of Agent and the Requisite Lenders, Agent and the Requisite Lenders consent to the 9% Subordinated Notes Repayment and (iii) notwithstanding the restrictions in Sections 3.1 and 3.4 of the Intercreditor Agreement, which would otherwise prohibit the 9% Subordinated Notes Repayment absent the consent of Senior Agent, Senior Agent consents to the 9% Subordinated Notes Repayment; and

        WHEREAS, in connection with the consent granted herein, the Borrowers, Agent and Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

        NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.    Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

        2.    Amendment to Subordinated Bond Transaction.    As of the Amendment Effective Date (as hereinafter defined), (i) Agent and each Lender hereby approves the terms of the Subordinated Bond Issuance on substantially the terms set forth in the Description of Notes; provided, that the Company may increase the aggregate principal amount of the senior subordinated notes issued in the Subordinated Bond Issuance to an amount not to exceed $165,000,000; (ii) notwithstanding the restrictions in Sections 6.3(b) and 6.14 of the Credit Agreement, which would otherwise prohibit the 9% Subordinated Notes Repayment absent the consent of Agent and the Requisite Lenders, Agent and the Requisite Lenders hereby consent to the 9% Subordinated Notes Repayment with a portion of the proceeds of the Subordinated Bond Issuance; (iii) notwithstanding the restrictions in Sections 3.1 and 3.4 of the Intercreditor Agreement, which would otherwise prohibit the 9% Subordinated Notes Repayment absent the consent of Senior Agent, Senior Agent consents to the 9% Subordinated Notes Repayment; provided, in each case, that (x) the Subordinated Bond Transaction is consummated on or prior to February 27, 2004, (y) the proceeds of the Subordinated Bond Issuance (other than those expressly permitted hereunder to be and are used for the 9% Subordinated Notes Repayment) are applied as required pursuant to Section 1.3(b)(v) of the Credit Agreement until the balance of the Loans are reduced to zero (0), all interest on the Loans have been paid in full and all fees owing to Agent and Lenders have been paid in full, and (z) the application of proceeds described in clause (y) are in an amount sufficient to, and do, reduce the outstanding amount of the Loans to zero (0), repay all interest on the Loans, and pay all fees owing to Agent and Lenders.

        3.    Amendment to Credit Agreement.

          (a)   Section 1.3(c)(i) of the Credit Agreement is amended by deleting the last sentence therein and inserting in lieu thereof, the sentence "To the extent the Subordinated Debt Documents governing the Subordinated Bond Issuance require that proceeds of Asset Sales (as such term is defined in the Subordinated Debt Documents governing the notes issued under the Subordinated Bond Issuance) be used to repay the Revolving Loans and permanently reduce the availability of the Revolving Loan Commitments, the European Revolving Loan Commitment shall be so reduced to the extent the Asset Sale was made by an European Credit Party and the US Revolving Loan Commitment shall be so reduced to the extent the Asset Sale was made by a US Credit Party."

          (b)   Section 5.4(d) of the Credit Agreement is amended by inserting at the end thereof, the sentence "Notwithstanding anything herein to the contrary, key man life insurance policy shall not be required if either the Subordinated Bond Issuance or a Successful Syndication is consummated on or prior to March 31, 2004. In the event neither the Subordinated Bond Issuance nor the Successful Syndication is consummated on or prior to March 31, 2004, US Borrower shall obtained such key man life insurance policy on or before May 15, 2004."

          (c)   Clause (f) of Section 6.14 of the Credit Agreement is deleted in its entirety and the following clause (f) is inserted in lieu thereof: "(f) the Credit Parties may make cash distributions to Innovations to enable Innovations to pay, and Innovations may pay, regularly scheduled interest payments on Indebtedness incurred pursuant to the Subordinated Bond Issuance to the extent permitted by Subordinated Debt Documents (including any subordination agreements with respect thereto) governing the Subordinated Bond Issuance."

          (d)   Section 8.1(l) is amended by inserting the words "or, for so long as any of the notes issued under the Subordinated Bond Issuance remain outstanding, any "Change of Control" (as such term is defined in the Subordinated Debt Documents governing the notes issued under the Subordinated Bond Issuance)" immediately after the term "occurs" appearing therein.

        4.    Representations and Warranties.    To induce Agent, Senior Agent and the Lenders to enter into this Amendment, the Credit Parties hereby, jointly and severally, represent and warrant that:

          (a)   The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate, company or partnership power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, bylaws or equivalent constitutive documents or partnership or operating agreement, as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person; and (g) do not require the Amendment or approval of any Governmental Authority or any other Person.

          (b)   This Amendment has been duly executed and delivered by or on behalf of each of the Credit Parties.

          (c)   This Amendment constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against each of them in accordance with its terms.

          (d)   No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

          (e)   No action, claim or proceeding is now pending or, to the knowledge of any Credit Party, threatened against such Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (a) challenges any Credit Party's right or power to enter into or perform any of its obligations under this Amendment, the Credit Agreement and the other Loan Documents to which it is a party, or the validity or enforceability of this Amendment, the Credit Agreement or any Loan Document or any action taken thereunder, or (b) has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could be reasonably be expected to have a Material Adverse Effect after giving effect to this Amendment.

          (f)    The representations and warranties of the Credit Parties contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

        5.    No Other Amendments/Waivers.    Except as expressly provided herein, (i) the Credit Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms and (ii) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

        6.    Outstanding Indebtedness; Waiver of Claims.    Each of Borrowers and other Credit Parties hereby acknowledges and agrees that as of December 22, 2003, (a) the aggregate outstanding principal amount of the European Revolving Loan is $22,960,000, (b) the aggregate outstanding principal amount of the US Revolver Loan is $16,898,797.30, (c) the aggregate outstanding principal amount of the US Term A Loan is $35,075,000, and (d) the aggregate outstanding principal amount of the US Term B Loan is $40,000,000, and (e) the aggregate outstanding principal amount of the European Term Loan is $9,900,000, and that such principal amount is payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Each Borrower and other Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, "Claims"), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Amendment Effective Date, provided, that no Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to Agent's or any Lender's gross negligence or willful misconduct.

        7.    Expenses.    Borrowers hereby reconfirm their obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

        8.    Effectiveness.    This Amendment shall become effective as of January 20, 2004 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of Agent of each of the following conditions:

          (a)    Amendment.    Agent shall have received four (4) original signature pages to this Amendment, duly executed and delivered by Agent, Senior Agent, and each Lender and each of the Credit Parties.

          (b)    Payment of Expenses.    Borrowers shall have paid to Agent all costs, fees and expenses owing and billed as of the date hereof in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

          (c)    Representations and Warranties.    The representations and warranties of or on behalf of each Credit Party in this Amendment shall be true and correct on and as of the Amendment Effective Date.

        9.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        10.    Counterparts.    This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

WAMPOLE LABORATORIES, LLC. INVERNESS MEDICAL (UK) HOLDINGS LIMITED
By:	/s/ ANTHONY J. BERNARDO Name: Anthony J. Bernardo Title: Duly Authorized Signatory

AGENT AND LENDERS
GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender
By:	/s/ ILLEGIBLE Duly Authorized Signatory
GENERAL ELECTRIC CAPITAL CORPORATION, as Senior Agent
By:	/s/ ILLEGIBLE Duly Authorized Signatory
MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Co-Syndication Agent, Documentation Agent and Lender
By:	/s/ ILLEGIBLE Duly Authorized Signatory
UBS SECURITIES LLC, as Co-Syndication Agent
By:	/s/ DAVID A. JUGE, MANAGING DIRECTOR Duly Authorized Signatory
By:	/s/ OLIVER O. TRUMBO II, DIRECTOR Duly Authorized Signatory
UBS AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ WILFRED V. SAINT, ASSOCIATE DIRECTOR Banking Products Services, US Duly Authorized Signatory
By:	/s/ THOMAS R. SALZANO, DIRECTOR Banking Products Services, US Duly Authorized Signatory

        The following Persons are signatories to this Amendment in their capacity as Credit Parties, Grantors, Guarantors, Pledgors and not as Borrowers.

INVERNESS MEDICAL INNOVATIONS, INC.
INVERNESS MEDICAL, INC.
UNIPATH DIAGNOSTICS, INC.
UNIPATH ONLINE, INC.
OSTEX INTERNATIONAL, INC.
INVERNESS MEDICAL INTERNATIONAL
HOLDING CORP.
INVERNESS MEDICAL INTERNATIONAL
HOLDING CORP. II
UNIPATH LIMITED
APPLIED BIOTECH, INC.
FOREFRONT DIAGNOSTICS, INC.
MORPHEUS ACQUISITION CORP.
MORPHEUS ACQUISITION LLC
INVERNESS MEDICAL CANADA INC.—
MEDICALE INVERNESS CANADA INC.
INNOVATIONS RESEARCH LLC
By:	/s/ ANTHONY J. BERNARDO Name: Anthony J. Bernardo Title: Duly Authorized Signatory
ORGENICS INTERNATIONAL HOLDINGS BV INVERNESS MEDICAL SWITZERLAND GMBH UNIPATH DIAGNOSTICS GMBH CAMBRIDGE DIAGNOSTICS IRELAND LIMITED PREGYMED GMBH SCANDINAVIAN MICRO BIODEVICES APS
By:	/s/ PAUL T. HEMPEL Name: Paul T. Hempel Title: Duly Authorized Signatory
SELFCARE TECHNOLOGY, INC.
By:	/s/ DUANE L. JAMES Name: Duane L. James Title: Duly Authorized Signatory

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  Exhibit 10.1